UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 7, 2025, Mitek Systems, Inc. (the “Company”) entered into the First Amendment to Loan and Security Agreement (the “Amendment”), amending that certain Loan and Security Agreement, dated as of February 13, 2024 (the “Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”), with A2iA Corp., a Delaware corporation, and ID R&D, Inc., a New York corporation (collectively with the Company, the “Borrower”), and Silicon Valley Bank, a division of First Citizens Bank & Trust Company (the “Bank”).
The Amendment provides for, among other things, (i) the establishment of a delayed draw term loan (the “Term Loan”) in an aggregate principal amount of up to $75,000,000 that may be drawn prior to February 28, 2026 for the sole purpose of paying amounts outstanding under the 0.75% convertible senior notes due February 1, 2026 and customary fees and expenses in connection therewith, (ii) a reduction in the aggregate principal amount available under the existing revolving line of credit (the “Revolving Line”) to $25,000,000, (iii) an adjustment of the financial covenants set forth in the Amended Credit Agreement, (iv) an extension of the maturity date of the Revolving Line to May 1, 2030, and (v) an adjustment to the interest rate margins applicable to advances. The Term Loan and the Revolving Line both mature on May 1, 2030. Commencing on April 1, 2026, the Borrower must make amortization payments on any advances under the Term Loan at the percentages set forth in the Amendment.
Borrowings under the Amended Credit Agreement generally bear interest at a variable rate equal to (a) term SOFR plus a specified margin or (b) WSJ prime plus a specified margin, in each case which will be adjusted based on the Company’s net leverage ratio at the time of borrowing. Borrower must also pay the Bank (i) a commitment fee of $125,000 and (ii) an “Unused Revolving Line Facility Fee” of 0.25% per annum of the average unused portion of the Revolving Line.
The Amended Credit Agreement contains representations, warranties, and negative and affirmative covenants customary for transactions of this type. These include covenants limiting the ability of Borrower, and any of their subsidiaries, subject to certain exceptions and baskets, to, among other things, (i) incur indebtedness, (ii) incur liens on their assets, (iii) enter into any merger or consolidation with, or acquire all or substantially all of the equity or property of, another person, (iv) dispose of any of their business or property, (v) make or permit any payment on subordinated debt, or (vi) pay any dividend, make any other distribution, or redeem any equity.
The Amended Credit Agreement contains customary events of default and also provides that an event of default includes any default resulting in a right by third parties to accelerate maturity of indebtedness in excess of $500,000. If any event of default occurs and is not cured within applicable grace periods set forth in the Amended Credit Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated. In addition, Borrower may be required to deposit cash with the Bank in an amount equal to 105% of any undrawn letters of credit denominated in U.S. Dollars or 115% of any undrawn letters of credit denominated in a foreign currency.
A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Amendment and Amended Credit Agreement is qualified in its entirety by reference to such exhibit.
Item 2.02 Results of Operations and Financial Condition.
On May 8, 2025, the Company issued a press release announcing the Company’s financial results for the second fiscal quarter ended March 31, 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
First Amendment to Loan and Security Agreement, dated as of May 7, 2025, by and among Mitek Systems, Inc., A2iA Corp., ID R&D, Inc., and Silicon Valley Bank, a division of First Citizens Bank & Trust Company.

99.1	Press Release issued by Mitek Systems, Inc. on May 8, 2025
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

May 8, 2025	By:	/s/ Dave Lyle
Dave Lyle
Chief Financial Officer